Exhibit 99.1

LuxUrban Hotels Appoints Travel and Hospitality Industry Veteran Elan Blutinger to Board of Directors

MIAMI, FL, - February 20, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which utilizes an asset-light business model to lease entire hotels on a long-term basis in partnership with Wyndham Hotels & Resorts, today announced the appointment of Elan Blutinger as an independent member of the Company’s Board of Directors. Mr. Blutinger also will serve on the Nominating and Corporate Governance Committee.

A serial entrepreneur and investor, Mr. Blutinger is Managing Director of Alpine Consolidated, LLC, a merchant bank he co-founded in 1996. Through Alpine, he has founded, built, and led initial public offerings for multiple public technology and travel companies in the United States and United Kingdom. His experience includes:

●	Lead Director, and Chairman of each of the Corporate Governance Committee and Compensation Committee for Great Wolf Resorts, a family entertainment resorts company, which was acquired by Apollo Global Management in 2012;

●	Founder and a Director of ResortQuest International, a provider of full-service vacation rentals in the US, which was acquired by Wyndham Hotels & Resorts in 2010;

●	Director and Chairman of the Compensation Committee for Hotels.com, and Chairman of the Special Committee of the Board in connection with the sale of that company to IAC/InteractiveCorp. in 2003; and

●	Co-Founder and Lead Director of Travel Services International, which he founded, led to a successful initial public offering, and later sold to Airtours PLC in 2000.

Mr. Blutinger also served as Lead Director, Member of the Board, and Chairman of the Remuneration Committee for Online Travel Corporation PLC; Chairman of the Board and CEO of Espresoh Tech, an EU-based, software product development company, from April 2019 until the sale of the company in December 2021; and Founder and Chairman of the Board of AudioNow Holdings, a global mobile distribution platform for in-language media, from 2010 until its acquisition in 2018.

Mr. Blutinger earned a BA in International Relations from the American University, a MA in Political Economy from the University of California at Berkeley, and a Juris Doctor from the American University’s Washington College of Law. He is a member of the Advisory Board of American University’s Washington College of Law and a member of the East Carolina University Advisory Board for the Study of Sustainable Tourism at ECU’s School of Business.

“Elan has helped to define the industry landscape by marrying technology with travel to elevate and expand the experience for people around the world,” said Brian Ferdinand, Chairman of the Board and Co-CEO of the Company. “We are fortunate to have access to his insights, counsel, and acumen and believe that he will be an invaluable addition to the Board as we continue to expand our industry presence.”

Mr. Ferdinand continued, “In 2023 we partnered with Wyndham Hotels & Resorts, which has delivered vital financial support along with best-in-class services in the areas of marketing, distribution, sales, sourcing, and technology. As we continue to scale the business, Elan’s appointment is the next, but likely not last, logical step in our ongoing evolution and a reflection of our commitment to strengthening industry representation across the enterprise and maturing as an organization.”

Mr. Blutinger succeeds Jimmie Chatmon, a founding executive of LuxUrban who also had served as a director of the Company since November 2021. Mr. Chatmon voluntarily resigned his board position to accommodate the appointment of Mr. Blutinger; as such, the Company’s board will remain at seven members, five of whom are independent.

“I am proud that our Company’s growth and maturation has allowed us to attract an executive of Elan’s caliber to the board,” said Mr. Chatmon. “His appointment adds industry depth and improves our governance profile. It has been an honor to serve with such a purpose-driven group of individuals as a member of LuxUrban’s board, and I look forward to our continuing collaboration as a member of the executive team.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes an asset light business model to secure the long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is aggressively building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA. Through its partnership with Wyndham Hotels & Resorts, the largest hotel company in the world by rooms, LuxUrban gains several competitive advantages including joint branding for marketing, sales, and distribution, capital allocation from Wyndham for each hotel it acquires, and ongoing customer support and training across its portfolio.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the success of the Company’s collaboration with Wyndham Hotels & Resorts, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact

Shanoop Kothari	Devin Sullivan
President, Co-Chief Executive Officer & Chief Financial Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com